QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(E)

        OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock
of

THE PEP BOYS—MANNY, MOE & JACK

at

$18.50 NET PER SHARE

Pursuant to the Offer to Purchase dated January 5, 2016

by

IEP PARTS ACQUISITION LLC

a wholly owned subsidiary of

ICAHN ENTERPRISES HOLDINGS L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 2, 2016 (ONE MINUTE AFTER 11:59 P.M. NEW YORK CITY TIME ON FEBRUARY 2, 2016) UNLESS THE OFFER IS EXTENDED.

January 5, 2016

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated January 5, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), relating to the offer by IEP Parts Acquisition LLC, a Delaware limited liability company (the "Offeror") and a wholly owned subsidiary of Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Enterprises Holdings"), who is a co-bidder, to purchase all of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation ("Pep Boys"), at a price of $18.50 per Share, net to the holder thereof in cash (the "Offer Price"), without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is Pep Boys' Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF PEP BOYS (THE "PEP BOYS BOARD") UNANIMOUSLY RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

        We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The Offer Price is $18.50 per Share, net to the holder thereof in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

          2.     The Offer is being made for all issued and outstanding Shares.

          3.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 30, 2015, by and among Pep Boys, Icahn Enterprises Holdings and the Offeror (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions set forth therein, the Offeror has agreed to merge with and into Pep Boys, with Pep Boys surviving as a wholly owned subsidiary of Icahn Enterprises Holdings (the "Merger"). At the effective time of the Merger (the "Effective Time"), each outstanding Share (other than Shares owned by Icahn Enterprises Holdings, the Offeror or any of their respective subsidiaries or affiliates or by Pep Boys or any subsidiary of Pep Boys, or held by any shareholders of Pep Boys who properly demanded and perfected dissenters' rights under applicable Pennsylvania law) will be automatically cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required tax withholding, payable to the holder of that outstanding Share upon surrender of the certificate formerly representing that Share (or compliance with the procedures described in the Offer to Purchase for book-entry transfer), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal.

          4.     The Pep Boys Board has unanimously (a) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement, are fair to and in the best interests of Pep Boys and its shareholders, (b) approved the Offer, the Merger and the other transactions contemplated by the Merger Agreement, and adopted the Merger Agreement and (c) recommended that Pep Boys' shareholders accept the Offer and tender their Shares pursuant to the Offer, and if required to consummate the Merger, that Pep Boys' shareholders adopt the Merger Agreement.

          5.     The Offer is not subject to a financing condition. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 13—"Conditions of the Offer" of the Offer to Purchase (collectively, the "Offer Conditions"). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase). See Section 13—"Conditions of the Offer" of the Offer to Purchase.

          6.     The Offer will expire at 12:00 midnight, New York City time, on Tuesday February 2, 2016 (one minute after 11:59 P.M. New York City time on February 2, 2016), unless the Offer is extended by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after March 3, 2016, pursuant to SEC (as defined in the Offer to Purchase) regulations.

          7.     Any transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

THE PEP BOYS—MANNY, MOE & JACK

at

$18.50 NET PER SHARE

Pursuant to the Offer to Purchase dated January 5, 2016

by

IEP PARTS ACQUISITION LLC

a wholly owned subsidiary of

ICAHN ENTERPRISES HOLDINGS L.P.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated January 5, 2016 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), relating to the offer by IEP Parts Acquisition LLC, a Delaware limited liability company and a wholly owned subsidiary Icahn Enterprises Holdings L.P., a Delaware limited partnership, who is a co-bidder to purchase all of the issued and outstanding shares of common stock, par value $1.00 per share (the "Shares"), of The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation, at a price of $18.50 per Share, net to the holder thereof in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned's behalf will be determined by the Offeror in its sole discretion.

Account Number:	Number of Shares to Be Tendered*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN BELOW

Signature(s)
Please Type or Print Name(s)
Please Type or Print Address(es) Here
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)

*
Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account.

        Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.

QuickLinks

  Exhibit (a)(1)(E)